Exhibit 10.2

DEBT ASSUMPTION AGREEMENT

THIS DEBT ASSUMPTION AGREEMENT (hereinafter referred to as the “Agreement”) is made as of September 30, 2015, by and between Aureus Incorporated, a Nevada corporation (hereinafter referred to as the “Delegator” or the “Company”), Maverick, LLC, a Nevis limited liability company (hereinafter referred to as the “Delegatee”), and Dong Gu Kang and Min Jung Kang (hereinafter referred to as the “Obligee,” and together with the Delegator and Delegatee, the “Parties” and each a “Party”). Terms not otherwise defined herein shall have the meanings ascribed to them in that certain Stock Purchase Agreement, dated September 30, 2015 (the “Stock Purchase Agreement”), by and among the Parties.

WHEREAS, pursuant to the Stock Purchase Agreement, the Obligee has agreed to sell, and the Delegatee has agreed to purchase, 100% of the shares of Common Stock beneficially owned by the Obligee (the “Sale”) for the Purchase Price;

WHEREAS, as a condition to the Sale of the Shares by the Obligee to the Delegatee, the Delegatee agreed to assume Delegator’s debts to Obligee.

WHEREAS, it is acknowledged by all parties hereto that the ledger attached hereto as Exhibit A and incorporated herein, indicates a true and correct total of Delegator’s aggregate debts to Obligee (collectively, the “Debt”) as of the date hereof.

WHEREAS, Delegatee agrees to assume the Debt and Obligee consents to said assumption and substitution;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1. DELEGATOR ACKNOWLEDGEMENTS AND REPRESENTATIONS

Delegator acknowledges, represents and warrants that:

A. With Obligee’s consent, Delegator will transfer and convey the Debt owed to Obligee to Delegatee, without recourse. Upon request by Obligee, Delegator shall deliver such further instruments and take such further actions as may be necessary to evidence more fully the transfer to Delegatee.

B. Delegator has not failed to disclose to Obligee any information which, if known by Obligee, might provide grounds for Obligee to reasonably withhold Obligee’s consent to the assumption of the Debt to Delegatee.

2. DELEGATEE ACKNOWLEDGEMENTS AND REPRESENTATIONS

Delegatee acknowledges, represents and warrants that:

A. Delegatee has reviewed and is fully aware of the Debt and all related agreements, notes and other instruments (the “Debt Instruments”) related to the Debt;

B. The assumption of the Debt is subject to the terms of the Debt Instruments and does not modify any rights or obligations under the Debt Instruments;

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C. Delegatee shall perform all of the terms under the Debt Instruments as though Delegatee were the original signatory of the Agreement; and

D. Delegatee has not failed to disclose to Obligee any information which, if known by Obligee, might provide grounds for Obligee to reasonably withhold Obligee’s consent to the assumption of the Debt to Assignee.

3. OBLIGEE CONSENT

Provided that the foregoing representations and warranties are true and correct, for valuable consideration, including the terms of this Agreement, and the acknowledgments, representations and warranties set forth above, Obligee consents to Delegatee’s assumption of the Debt and fully releases Delegator from any and all liabilities, damages, causes of actions and claims, which Obligee may have related to the Debt and/or the Debt Instruments.

4. MISCELLANEOUS

A. This Agreement constitutes the entire agreement between the parties hereto with respect to the specific subject matter hereof and supersedes all prior agreements or understandings of any kind with respect to the specific subject matter hereof.

B. In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

C. Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

D. This Agreement is binding upon and shall inure to the benefit of the respective successors, licensees and/or assigns of the parties hereto.

E. The waiver by either party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any subsequent or other breach or violation.

F. This Agreement shall be governed in accordance with the laws of the State of Nevada applicable to agreements to be wholly performed therein, without any regard to any conflict of law provisions.

G. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

Delegator:	AUREUS INCORPORATED

	By:	/s/ Tracy Fortner
	Name:	Tracy Fortner
	Title:	President, Chief Executive Officer and Secretary

Delegatee:	MAVERICK, LL

	By:	/s/ Ester Barrios
	Name:	Ester Barrios
	Title:	President

Obligee:		/s/ Dong Gu Kang
	Name:	Dong Gu Kang

Obligee:		/s/ Min Jung Kang
	Name:	Min Jung Kang

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EXHIBIT A

DEBT LEDGER

Obligee Name:	Min Jung Kang	Dong Gu Kang

Debt:	$1,801.00	$22,855.00

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